Exhibit 99.2

Sanchez Energy Announces New Approved Borrowing Base Under Its Revolving Credit Facility

HOUSTON, April 1, 2015/PRNewswire/ — Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy” or the “Company”) announced today that it has received commitments from its lending group to change the borrowing base under its $1.5 billion first lien revolving credit facility from $650 million to $550 million with an unchanged elected commitment of $300 million, effective immediately. This borrowing base change reflects the effect of the recently announced sale of certain assets in the Eagle Ford shale for $85 million.  In addition, the existing net total debt covenant of 4.0x was replaced with a senior secured leverage covenant of 2.25x and a total interest coverage covenant of 2.25x. Michael G. Long, Sanchez Energy’s Executive Vice President and Chief Financial Officer, reported, “Our new approved $550 million borrowing base takes into account our reserve growth since our last redetermination, slightly offset by the change in bank credit price decks and the sale of certain assets to Sanchez Production Partners, LP. We continue to have no usage of the bank credit facility nor do we currently project needing to draw under the facility in 2015. We have decided to maintain our elected $300 million commitment amount, knowing we have the ability to access the much higher approved borrowing base. The Company’s liquidity remains strong with a cash position in excess of $330 million, post the asset sale, and a completely unused bank credit facility. We expect to fully fund our 2015 capital program through cash and cash equivalents on hand and cash flow from operations without drawing down on the Company’s revolving credit facility and would expect to enter 2016 with a positive cash balance.”

About Sanchez Energy Corporation

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional resources in the onshore U.S. Gulf Coast with a current focus on the Eagle Ford Shale in South Texas where it has assembled approximately 226,000 net acres, and the Tuscaloosa Marine Shale. For more information about Sanchez Energy Corporation, please visit its website: www.sanchezenergycorp.com

Forward Looking Statements

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements related to our production and well results. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include, but are not limited to, the extent to which Sanchez Energy is successful in its efforts to acquire or discover additional reserves, its ability to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, the extent and effect of any of its hedging activities, its success marketing and selling produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions, the future availability and cost of employees and other personnel, facilities, equipment, materials and services, its ability to manage and continue growth and other factors as further described in Sanchez Energy’s Annual Report for the most recently completed fiscal year ended December 31 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q. No representation or warranty is made as to future performance. Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results. Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Cautionary Note to U.S. Investors

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov. You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

Company contact:

Michael G. Long

Executive Vice President and Chief Financial Officer

Sanchez Energy Corporation

(713) 783-8000

Gleeson Van Riet

SVP, Capital Markets & Investor Relations, and Interim Co-Chief Financial Officer

Sanchez Energy Corporation

(713) 783-8000

SOURCE Sanchez Energy Corporation